Exhibit 99.1
Okta Announces Third Quarter Fiscal Year 2025 Financial Results
•Q3 revenue grew 14% year-over-year; subscription revenue grew 14% year-over-year
•Remaining performance obligations (RPO) grew 19% year-over-year; current remaining performance obligations (cRPO) grew 13% year-over-year
•Operating cash flow of $159 million and free cash flow of $154 million

SAN FRANCISCO – December 3, 2024 – Okta, Inc. (Nasdaq: OKTA), the leading independent Identity partner, today announced financial results for its third quarter ended October 31, 2024.
“Our solid Q3 results were underpinned by continued strong profitability and cash flow,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “The focused investments we’ve made in our partner ecosystem, the public sector vertical, and large customers are materializing in our business with each of these areas contributing meaningfully to top-line growth. Okta’s commitment to innovation and elevating identity security is resonating with customers of all sizes as they look to Okta to modernize their identity infrastructure.”

Third Quarter Fiscal 2025 Financial Highlights:
•Revenue: Total revenue was $665 million, an increase of 14% year-over-year. Subscription revenue was $651 million, an increase of 14% year-over-year.
•RPO: RPO, or subscription backlog, was $3.659 billion, an increase of 19% year-over-year. cRPO, which represents subscription backlog expected to be recognized over the next 12 months, was $2.062 billion, up 13% compared to the third quarter of fiscal 2024.
•GAAP Operating Loss: GAAP operating loss was $16 million, or (2)% of total revenue, compared to a GAAP operating loss of $111 million, or (19)% of total revenue, in the third quarter of fiscal 2024.
•Non-GAAP Operating Income: Non-GAAP operating income was $138 million, or 21% of total revenue, compared to a non-GAAP operating income of $85 million, or 15% of total revenue, in the third quarter of fiscal 2024.
•GAAP Net Income (Loss): GAAP net income was $16 million, compared to a GAAP net loss of $81 million in the third quarter of fiscal 2024. GAAP basic and diluted net income per share were $0.09 and $0.00, respectively, compared to a GAAP basic and diluted net loss per share of $0.49 in the third quarter of fiscal 2024.
•Non-GAAP Net Income: Non-GAAP net income was $121 million, compared to non-GAAP net income of $79 million in the third quarter of fiscal 2024. Non-GAAP diluted net income per share was $0.67, compared to non-GAAP diluted net income per share of $0.44 in the third quarter of fiscal 2024.
•Cash Flow: Net cash provided by operations was $159 million, or 24% of total revenue, compared to net cash provided by operations of $156 million, or 27% of total revenue, in the third quarter of fiscal 2024. Free cash flow was $154 million, or 23% of total revenue, compared to $150 million, or 26% of total revenue, in the third quarter of fiscal 2024.
•Cash, cash equivalents, and short-term investments were $2.248 billion at October 31, 2024. During the quarter, the company repurchased $42 million principal amount of the convertible senior notes due in 2025, and $215 million principal amount of the convertible senior notes due in 2026, resulting in a gain on early extinguishment of debt of $16 million.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
All periods factor in a challenging macro environment.
For the fourth quarter of fiscal 2025, the Company expects:
•Total revenue of $667 million to $669 million, representing a growth rate of 10% to 11% year-over-year;
•Current RPO of $2.130 billion to $2.135 billion, representing a growth rate of 9% year-over-year;
•Non-GAAP operating income of $154 million to $156 million, yielding a non-GAAP operating margin of 23%;
•Non-GAAP diluted net income per share of $0.73 to $0.74, assuming diluted weighted-average shares outstanding of approximately 182 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 32%.

For the full year fiscal 2025, the Company now expects:
•Total revenue of $2.595 billion to $2.597 billion, representing a growth rate of 15% year-over-year;
•Non-GAAP operating income of $573 million to $575 million, yielding a non-GAAP operating margin of 22%;
•Non-GAAP diluted net income per share of $2.75 to $2.76, assuming diluted weighted-average shares outstanding of approximately 182 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 25%.

These statements are forward-looking and actual results may differ materially. Refer to the "Forward-Looking Statements" safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on December 3, 2024 to discuss the results and outlook. The prepared remarks and the news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com. A replay will be available on the Okta investor relations website following the completion of the event.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com. Okta uses its investor.okta.com website and okta.com/blog websites (including the Security Blog, Okta Developer Blog and Auth0 Developer Blog) as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations and okta.com/blog websites in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net margin, non-GAAP diluted net income per share, non-GAAP tax rate, free cash flow and free cash flow margin. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of the transaction close.
Stock-based compensation is non-cash in nature and is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we use may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe excluding stock-based compensation provides meaningful supplemental information regarding the long-term performance of our core business and facilitates comparison of our results to those of peer companies.
We also exclude non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of our core operating results.

In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables, including seasonality, the discretionary timing of expense payments, discounts offered by vendors, vendor payment terms, and fluctuations in foreign exchange rates.
We periodically reassess the components of our non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions, and consider the use of these measures by our competitors and peers to ensure the adjustments remain relevant and meaningful.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, global economic conditions have in the past and could in the future reduce demand for our products; we and our third-party service providers have in the past and could in the future experience cybersecurity incidents; we may be unable to manage or sustain the level of growth that our business has experienced in prior periods; our financial resources may not be sufficient to maintain or improve our competitive position; we may be unable to attract new customers, or retain or sell additional products to existing customers; we may experience challenges successfully expanding our marketing and sales capabilities, including further specializing our sales force; customer growth has slowed in recent periods and could continue to decelerate in the future; we could experience interruptions or performance problems associated with our technology, including a service outage; we and our third-party service providers have failed, or were perceived as having failed, to fully comply with various privacy and security provisions to which we are subject, and similar incidents could occur in the future; we may not achieve expected synergies and efficiencies of operations from recent acquisitions or business combinations, and we may not be able to successfully identify, integrate and/or realize the benefits of any companies we acquire; and we may not be able to pay off our convertible senior notes when due. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is The World’s Identity Company™. We secure Identity, so everyone is free to safely use any technology. Our customer and workforce solutions empower businesses and developers to use the power of Identity to drive security, efficiencies, and success — all while protecting their users, employees, and partners. Learn why the world’s leading brands trust Okta for authentication, authorization, and more at okta.com.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Kyrk Storer
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, shares in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
Subscription	$651	$569	$1,886	$1,614
Professional services and other	14	15	42	44
Total revenue	665	584	1,928	1,658
Cost of revenue:
Subscription(1)	140	126	407	376
Professional services and other(1)	17	19	53	60
Total cost of revenue	157	145	460	436
Gross profit	508	439	1,468	1,222
Operating expenses:
Research and development(1)	158	165	485	500
Sales and marketing(1)	256	270	730	787
General and administrative(1)	110	111	335	340
Restructuring and other charges	—	4	—	28
Total operating expenses	524	550	1,550	1,655
Operating loss	(16)	(111)	(82)	(433)
Interest expense	(1)	(2)	(4)	(7)
Interest income and other, net	26	21	82	56
Gain on early extinguishment of debt	16	18	19	91
Interest and other, net	41	37	97	140
Income (loss) before provision for income taxes	25	(74)	15	(293)
Provision for income taxes	9	7	10	18
Net income (loss)	$16	$(81)	$5	$(311)

Net income (loss) per share, basic	$0.09	$(0.49)	$0.03	$(1.91)
Net income (loss) per share, diluted	$0.00	$(0.49)	$(0.08)	$(1.91)

Weighted-average shares used to compute net income (loss) per share, basic	170,217	164,381	168,775	162,836
Weighted-average shares used to compute net income (loss) per share, diluted	170,673	164,381	169,768	162,836

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cost of subscription revenue	$20	$20	$61	$57
Cost of professional services and other	3	3	9	11
Research and development	49	70	168	212
Sales and marketing	33	40	99	119
General and administrative	30	39	97	124
Total stock-based compensation expense	$135	$172	$434	$523

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(unaudited)

	October 31,	January 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$310	$334
Short-term investments	1,938	1,868
Accounts receivable, net of allowances	463	559
Deferred commissions	127	113
Prepaid expenses and other current assets	165	106
Total current assets	3,003	2,980
Property and equipment, net	46	48
Operating lease right-of-use assets	79	83
Deferred commissions, noncurrent	230	242
Intangible assets, net	151	182
Goodwill	5,448	5,406
Other assets	53	48
Total assets	$9,010	$8,989
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12	$12
Accrued expenses and other current liabilities	151	115
Accrued compensation	147	167
Convertible senior notes, net	509	—
Deferred revenue	1,415	1,488
Total current liabilities	2,234	1,782
Convertible senior notes, net, noncurrent	349	1,154
Operating lease liabilities, noncurrent	102	112
Deferred revenue, noncurrent	25	23
Other liabilities, noncurrent	35	30
Total liabilities	2,745	3,101

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	9,093	8,724
Accumulated other comprehensive loss	(3)	(6)
Accumulated deficit	(2,825)	(2,830)
Total stockholders’ equity	6,265	5,888
Total liabilities and stockholders' equity	$9,010	$8,989

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$5	$(311)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	434	523
Depreciation, amortization and accretion	64	64
Amortization of deferred commissions	95	76
Deferred income taxes	(2)	4
Lease impairment charges	—	25
Gain on early extinguishment of debt	(19)	(91)
Other, net	8	9
Changes in operating assets and liabilities:
Accounts receivable	94	61
Deferred commissions	(97)	(102)
Prepaid expenses and other assets	(60)	(1)
Operating lease right-of-use assets	16	18
Accounts payable	(1)	(1)
Accrued compensation	(21)	70
Accrued expenses and other liabilities	44	9
Operating lease liabilities	(26)	(29)
Deferred revenue	(70)	14
Net cash provided by operating activities	464	338
Cash flows from investing activities:
Capitalized software	(11)	(10)
Purchases of property and equipment	(7)	(5)
Purchases of securities available-for-sale and other	(1,253)	(1,151)
Proceeds from maturities and redemption of securities available-for-sale	1,187	1,702
Proceeds from sales of securities available-for-sale and other	3	61
Purchases of intangible assets	—	(1)
Payments for business acquisitions, net of cash acquired	(56)	(22)
Net cash provided by (used in) investing activities	(137)	574
Cash flows from financing activities:
Payments for repurchases of convertible senior notes	(280)	(803)
Taxes paid related to net share settlement of equity awards	(113)	—
Payments for warrants related to convertible senior notes	—	(7)
Proceeds from stock option exercises	17	10
Proceeds from shares issued in connection with employee stock purchase plan	24	26
Net cash used in financing activities	(352)	(774)
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	1	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(24)	137
Cash, cash equivalents and restricted cash at beginning of period	342	271
Cash, cash equivalents and restricted cash at end of period	$318	$408

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(dollars in millions, shares in thousands, except per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Gross profit	$508	$439	$1,468	$1,222
Add:
Stock-based compensation expense included in cost of revenue	23	23	70	68
Amortization of acquired intangibles	10	11	34	35
Non-GAAP gross profit	$541	$473	$1,572	$1,325
Gross margin	76%	75%	76%	74%
Non-GAAP gross margin	81%	81%	82%	80%
Non-GAAP Operating Income and Non-GAAP Operating Margin
We define non-GAAP operating income and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.
In fiscal 2025, we updated our definition of non-GAAP operating income and non-GAAP operating margin to include certain non-ordinary course legal settlements and related expenses.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Operating loss	$(16)	$(111)	$(82)	$(433)
Add:
Stock-based compensation expense	135	172	434	523
Non-cash charitable contributions	1	2	5	4
Amortization of acquired intangibles	18	18	55	59
Restructuring costs	—	4	—	28
Legal settlements and related expenses	—	—	7	—
Non-GAAP operating income	$138	$85	$419	$181
Operating margin	(2)%	(19)%	(4)%	(26)%
Non-GAAP operating margin	21%	15%	22%	11%

Non-GAAP Net Income, Non-GAAP Net Margin and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income and non-GAAP net margin as GAAP net income (loss) and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt issuance costs, gain on early extinguishment of debt, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses. In addition, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods.
In fiscal 2025, we updated our definition of non-GAAP net income and non-GAAP net margin to include certain non-ordinary course legal settlements and related expenses.
We define non-GAAP diluted net income per share, as non-GAAP net income divided by GAAP weighted-average shares used to compute net income (loss) per share, basic, adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net income per share, diluted, includes the impact of our capped call agreements on convertible senior notes outstanding. The capped call agreements are intended to offset potential dilution to our Class A common stock upon any conversion or settlement of the convertible senior notes under certain circumstances. Accordingly, we did not record any adjustments for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Net income (loss)	$16	$(81)	$5	$(311)
Add:
Stock-based compensation expense	135	172	434	523
Non-cash charitable contributions	1	2	5	4
Amortization of acquired intangibles	18	18	55	59
Amortization of debt issuance costs	1	1	2	3
Gain on early extinguishment of debt	(16)	(18)	(19)	(91)
Restructuring costs	—	4	—	28
Legal settlements and related expenses	—	—	7	—
Tax adjustment	(34)	(19)	(120)	(42)
Non-GAAP net income	$121	$79	$369	$173

Net margin	2%	(14)%	—%	(19)%
Non-GAAP net margin	18%	13%	19%	10%

Weighted-average shares used to compute net income (loss) per share, basic	170,217	164,381	168,775	162,836
Non-GAAP weighted-average effect of potentially dilutive securities	11,732	14,904	12,815	15,254
Non-GAAP weighted-average shares used to compute non-GAAP net income per share, diluted	181,949	179,285	181,590	178,090

Net income (loss) per share, diluted	$0.00	$(0.49)	$(0.08)	$(1.91)
Non-GAAP net income per share, diluted	$0.67	$0.44	$2.03	$0.97

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(dollars in millions)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$159	$156	$464	$338
Less:
Purchases of property and equipment	(1)	(3)	(7)	(5)
Capitalized software	(4)	(3)	(11)	(10)
Free cash flow	$154	$150	$446	$323
Net cash provided by (used in) investing activities	$(99)	$20	$(137)	$574
Net cash used in financing activities	$(265)	$(133)	$(352)	$(774)
Operating cash flow margin	24%	27%	24%	20%
Free cash flow margin	23%	26%	23%	19%